EXHIBIT 23.1

                    WILLIAMS & WEBSTER, P.S.
                  Certified Public Accountants
                       601 West Riverside
                           Suite 1940
                Spokane, Washington   99201-0611
                        (509) 838-5111
                      FAX (509) 838-5114

           CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
METALLINE MINING COMPANY
Couer d'Alene, ID

We consent to the use of our audit report dated January 25, 2000, on the financial statements of METALLINE MINING COMPANY as of October 31, 1999, for the filing with and attachment to the Form
S-8.

                         /s/ Williams & Webster P.S.
                         Williams & Webster, P.S.
                         Certified Public Accountants

Spokane, Washington
April 3, 2000